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Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Northern Indiana Public Service Company's previously filed Form S-3 Registration Statement No. 333-26847.



/s/ Arthur Andersen LLP
Chicago, Illinois
March 25, 2002